Exhibit 10.1
Texas Association of Realtors®
COMMERCIAL LEASE EXPENSE REIMBURSEMENT ADDENDUM
USE OF THIS FORM BY PERSONS WHO ARE NOT MEMBERS OF THE TEXAS ASSOCIATION OF REALTORS® IS NOT AUTHORIZED.
©Texas Association of REALTORS®, Inc. 2002
ADDENDUM TO THE COMMERCIAL LEASE BETWEEN THE UNDERSIGNED PARTIES CONCERNING THE LEASED PREMISES AT 3301 Airport Freeway
In addition to rent stated in the lease, Tenant will pay Landlord the additional rent described in this addendum. Tenant will pay the additional rent each month at the time the base-monthly rent in the lease is due.
A.	Method: The additional rent will be calculated under the following method:
☑	(1)	Base-year expenses: Each month Tenant will pay Tenant’s pro rata share of the projected monthly expenses for the Property that exceed the amount of the monthly base-year expenses for:
☑	(a)	operating expenses.

☐	(b)	the following expenses: ☐ taxes, ☐ insurance, ☐ CAM, ☐ roof and structural.
☐	(2)	Expense-stop: Each month Tenant will pay Tenant’s pro rata share of the projected monthly expenses for the Property that exceed $ per square foot per year for:
☐	(a)	operating expenses.

☐	(b)	the following expenses: ☐ taxes, ☐ insurance, ☐ CAM, ☐ roof and structural.
☐	(3)	Net: Each month Tenant will pay Tenant’s pro rata share of the projected monthly expenses for the Property for:
☐	(a)	operating expenses (note that taxes, insurance, and CAM are included in operating expenses);

☐	(b)	taxes;

☐	(c)	insurance;

☐	(d)	CAM;

☐	(e)	roof and structural;

☐	(f)	.
☐	(4) Fixed Reimbursements: Each month Tenant will pay the stated amounts for the Property for:

☐	(a)	operating expenses: (note that taxes, insurance, and CAM are included in operating expenses);	$ per month;
☐	(b)	taxes:	$ per month;
☐	(c)	insurance:	$ per month;
☐	(d)	CAM:	$ per month;
☐	(d)	roof and structural:	$ per month;
☐	(e)	:	$ per month;
B.	Definitions:
(1)	“Tenant’s pro rata share” is 13.9%.
(2)	“Base-year expenses” means the expenses checked under A(1) incurred by Landlord for the calendar year 2011. “Monthly base-year expenses” means base-year expenses divided by 12.
(3)
“Roof and structural expenses” means the cost to maintain, repair, and replace the Property’s structural and common area components including the Property’s foundation, load-bearing walls, roof and roof components (for example, roof covering, deck, flashing, and skylights), and parking lot.

(TAR-2103) 6-7-02	Initialed for Identification by Tenants: _____, _____, and Landlord: _____, _____	Page 1 of 2
Produced by Realty One Software, P.O. Box 2489, Amarillo, TX 79105, (806) 342-0217

Expense Reimbursement Addendum concerning 3301 Airport Freeway
(4)
“Operating expenses” means all of Landlord’s expenses reasonably incurred to maintain, repair, operate, secure, insure ~~and own~~ the Property. Operating expenses do not include capital expenditures, interest, depreciation, tenant improvements, and brokers’ fees. The following expenses are included in operating expenses, but operating expenses are not limited to the following:

(i)
“CAM” means common area maintenance expenses which are the cost to own, operate, repair, and maintain the common areas that are part of the Property and are available for the common use of all tenants (for example, security, lighting, painting, cleaning, decorations, utilities, trash removal, pest control, ~~promotional expenses~~, and other expenses reasonably related to the common areas);

(ii)	“insurance” means Landlord’s costs to insure the leased premises and Property including but not limited to insurance for casualty loss, general liability, and reasonable rent loss; and
(iii)	“taxes” means the real property ad valorem taxes assessed against the leased premises and Property inclusive of all general and special assessments and surcharges.
C.
Projected Monthly Expenses: This paragraph does not apply if Paragraph A(4) applies. On or about December 31 of each calendar year Landlord will project the applicable monthly expenses (those that Tenant is to pay under this addendum) for the following calendar year and will notify Tenant of the projected expenses. The projected expenses are based on Landlord’s estimates of such expenses. The actual expenses may vary.

Notice: If Paragraph A(1), A(2), or A(3) applies: (i) the applicable projected monthly expenses for the calendar year in which the above-referenced lease commences is $4.65 per square foot; and (ii) the total rentable area of the Property presently used by Landlord for calculating expense reimbursements is                      square feet.

D.
Reconciliation: This paragraph does not apply if Paragraph A(4) applies. Within a reasonable time after the end of each calendar year, Landlord will notify Tenant of the actual costs of the applicable expenses (those that Tenant is to pay under this addendum) for the previous year. If the actual costs of the applicable expenses exceed the amounts paid or owed by Tenant for the previous year, Tenant must pay the deficient amount to Landlord within 30 days after Landlord notifies Tenant of the deficient amount. If the actual costs of the applicable expenses are less than the amounts paid by Tenant for the previous year, Landlord will refund the excess to Tenant or will credit the excess to Tenant’s next rent payment. Tenant may audit or examine those items in Landlord’s records that relate to Tenant’s obligations under this addendum. Landlord will promptly refund to Tenant any overpayment revealed by an audit or examination. If the audit or examination reveals an error of more than 5% over the amounts Landlord collected in a calendar year from Tenant under this addendum, Landlord will pay the reasonable cost of the audit or examination. Landlord may not seek a deficiency from Tenant under this paragraph if Landlord fails to timely provide the required notice.

E.	Special Provisions:
The items of operating expenses which are reasonably subject to the control of landlord shall be deemed not to increase more than four percent (4%) per calender year (determined on a cumulative and compounding basis) for each calender year from and after January 1, 2012. The only items of operating expenses which are not reasonably subject to the control of landlord are insurance and taxes. In all events, the Landlord will notify Tenant of the actual costs of the applicable expenses for the previous year within 90 days of the end of the applicable year.

Chow Family, LLC			Officeware Corporation

Landlord			Tenant

By	/s/ Doris Chow	3/16/2011	By	/s/ Deborah A. Bastian	3/17/2011

		Date			Date

Landlord			Tenant

By			By

		Date			Date

(TAR-2103) 6-7-02 Produced by Realty One Software, P.O. Box 2489, Amarillo, TX 79105, (806) 342-0217	Page 2 of 2

Texas Association of Realtors®
COMMERCIAL LANDLORD’S RULES AND REGULATIONS
USE OF THIS FORM BY PERSONS WHO ARE NOT MEMBERS OF THE TEXAS ASSOCIATION OF REALTORS® IS NOT AUTHORIZED.
©Texas Association of REALTORS®, Inc. 2002
REGARDING THE COMMERCIAL LEASE CONCERNING THE LEASED PREMISES AT 3301 Airport Freeway
NOTICE: These rules and regulations are adopted to maintain and enhance the safety and appearance of the Property. From time to time Landlord, at its discretion, may amend these rules and regulations for the purposes for which they were adopted. Under the above-referenced lease, Tenant agrees to comply with these rules and regulations as they may be amended. Exceptions or waivers must be authorized by Landlord in writing. “Property” means the building or complex in which the leased premises are located, inclusive of any common areas, drives, parking areas, and walks.
A.	Goods, merchandise, equipment, or any personal property may not be stored on the Property, except for inventory within the leased premises necessary for Tenant’s normal business operations.

B.	Food is not permitted on the Property except for a small amount of food for Tenant’s personal consumption.

C.	Other than those provided by Landlord or specifically authorized by Landlord, no vending machines are permitted on the Property.

D.	The Property may not be used for lodging or sleeping quarters in any manner.

E.	No animals may be brought or kept on the Property.

F.	No obstruction or interference that impedes use of the common areas, walks, drives, loading areas, parking areas, corridors, hallways, vestibules, and stairs is permitted on the Property.

G.	Persons parking on the Property must comply with all posted signs and directions regulating the parking areas.

H.	No flammable, toxic, noxious, or hazardous materials may be kept on the Property except for over-the- counter cleaning materials kept in enclosed storage closets or cabinets.

I.
Tenants moving in or out of the Property must use only the service entrances and service elevators during the move. All moves must be made at times that do not cause inconvenience in the normal use of the Property.

J.
Deliveries and shipping of goods and merchandise in or out of the Property must be made only through the service entrances, service elevators, loading docks, or other designated shipping and receiving areas. Shipments and deliveries must be made at times that do not cause inconvenience to tenants or patrons on the Property.

K.	Leased premises must be kept clean and free of debris. Trash must be deposited into appropriate receptacles.

(TAR-2108) 6-7-02	Page 1 of 2
Produced by Realty One Software, P.O. Box 2489, Amarillo, TX 79105, (806) 342-0217

Landlord’s Rules and Regulations concerning 3301 Airport Freeway
L.	Repair requests must be submitted to Landlord in writing in compliance with the lease.

M.	No modification to the Property and leased premises may be made unless authorized by Landlord, in writing, or permitted by the lease.

N.	No illegal or offensive activity is permitted on the Property nor is any activity that constitutes a nuisance or interferes with the rights of other tenants.

O.	Unless specifically authorized by Landlord, no solicitation or business operations are permitted in the common areas.

P.	Other:

Receipt acknowledged by:	/s/ Deborah A. Bastian	(Tenant)

on 3/17/2011 (Date)

(TAR-2108) 6-7-02	Page 2 of 2
Produced by Realty One Software, P.O. Box 2489, Amarillo, TX 79105, (806) 342-0217

Texas Association of Realtors®
COMMERCIAL LEASE
USE OF THIS FORM BY PERSONS WHO ARE NOT MEMBERS OF THE TEXAS ASSOCIATION OF REALTORS® IS NOT AUTHORIZED.
©Texas Association of REALTORS®, Inc. 2002
Table of Contents

No.	Paragraph Description	Pg.

1.	Parties	2
2.	Leased Premises	2
3.	Term	2
	A. Term
	B. Delay of Occupancy
4.	Rent and Expenses	3
	A. Base Monthly Rent
	B. First Full Month’s Rent
	C. Prorated Rent
	D. Additional Rent
	E. Place of Payment
	F. Method of Payment
	G. Late Charges
	H. Returned Checks
5.	Security Deposit	4
6.	Taxes	4
7.	Utilities	4
8.	Insurance	5
9.	Use and Hours	6
10.	Legal Compliance	6
11.	Signs	7
12.	Access By Landlord	7
13.	Move-In Condition	7
14.	Move-Out Condition	7
15.	Maintenance and Repairs	8
	A. Cleaning
	B. Conditions Caused by a Party
	C. Repair & Maintenance Responsibility
	D. Repair Persons
	E. HVAC Service Contract
	F. Common Areas
	G. Notice of Repairs
	H. Failure to Repair
16.	Alterations	9
17.	Liens	9
18.	Liability	10
19.	Indemnity	10
20.	Default	10
21.	Abandonment, Interruption of Utilities, Removal of Property & Lockout	10
22.	Holdover	11
23.	Landlord’s Lien & Security Interest	11
24.	Assignment and Subletting	11
25.	Relocation	11
26.	Subordination	11
27.	Estoppel Certificates	12
28.	Casualty Loss	12
29.	Condemnation	12
30.	Attorney’s Fees	12
31.	Representations	13
32.	Brokers	13
33.	Addenda	13
34.	Notices	14
35.	Special Provisions	14
36.	Agreement of the Parties	14
ADDENDA & EXHIBITS (check all that apply)

☑	Exhibit Commercial Lease Rider
☐	Exhibit
☐	Commercial Lease Addendum for Broker’s Fee
☑	Commercial Lease Expense Reimbursement Addendum
☐	Commercial Lease Addendum for Extension Option
☐	Commercial Lease Addendum for Percentage Rent
☐	Commercial Lease Parking Addendum
☑	Commercial Landlord’s Rules and Regulations
☐	Commercial Lease Guaranty
☐	Commercial Lease Right of First Refusal Addendum
☐	Commercial Lease Addendum for Optional Space
☐	Commercial Leasehold Construction Addendum
☐
☐

(TAR-2101) 6-7-02	Initialed for Identification by Tenants: _____, _____, and Landlord: _____, _____	Page 1 of 15
Produced by Realty One Software, P.O. Box 2489, Amarillo, TX 79105, (806) 342-0217

Texas Association of Realtors®
COMMERCIAL LEASE

USE OF THIS FORM BY PERSONS WHO ARE NOT MEMBERS OF THE TEXAS ASSOCIATION OF REALTORS® IS NOT AUTHORIZED.
©Texas Association of REALTORS®, Inc. 2002
1.	PARTIES: The parties to this lease are:

Tenant:	Officeware Corporation

; and

Landlord:	Chow Family, LLC	; and

.

2.	LEASED PREMISES:
A.	Landlord leases to Tenant the following described real property, known as the “leased premises,” along with all its improvements (Check only one box):
☑	(1)
Multiple-Tenant Property: Suite or Unit Number 200 containing approximately 9,883 square feet of rentable area in 3301 Airport Freeway (building name) at 3301 Airport Freeway (address) in Bedford (city), Tarrant (county), Texas, which is legally described on attached Exhibit                                          or as follows: Bedford Forum Addition Blk 3R Lot 2.

☐	(2)	Single-Tenant Property: The real property at: (address) in (city), (county), Texas, which is legally described on attached Exhibit or as follows: .
B.	If Paragraph 2A(1) applies:
(1)	“Property” means the building or complex in which the leased premises are located, inclusive of any common areas, drives, parking areas, and walks; and

(2)	the parties agree that the rentable area of the leased premises may not equal the actual or useable area within the leased premises and may include an allocation of common areas in the Property.
3.	TERM:
A.	Term: The term of this lease is 66 months and N/A days, commencing on:
May 1, 2011 (Commencement Date) and ending on
October 31, 2016 (Expiration Date).

(TAR-2101) 6-7-02	Initialed for Identification by Tenants: _____, _____, and Landlord: _____, _____	Page 2 of 15
Produced by Realty One Software, P.O. Box 2489, Amarillo, TX 79105, (806) 342-0217

Commercial Lease concerning: 3301 Airport Freeway
B.
Delay of Occupancy: If Tenant is unable to occupy the leased premises on the Commencement Date because of construction on the leased premises to be completed by Landlord that is not substantially complete or a prior tenant’s holding over of the leased premises, Landlord will not be liable to Tenant for such delay and this lease will remain enforceable. In the event of such a delay, the Commencement Date will automatically be extended to the date Tenant is able to occupy the Property and the Expiration Date will also be extended by a like number of days, so that the length of this lease remains unchanged. If Tenant is unable to occupy the leased premises after the 90th day after the Commencement Date because of construction on the leased premises to be completed by Landlord that is not substantially complete or a prior tenant’s holding over of the leased premises, Tenant may terminate this lease by giving written notice to Landlord before the leased premises become available to be occupied by Tenant and Landlord will refund to Tenant any amounts paid to Landlord by Tenant. This Paragraph 3B does not apply to any delay in occupancy caused by cleaning or repairs.

C.	Unless the parties agree otherwise, Tenant is responsible for obtaining a certificate of occupancy for the leased premises if required by a governmental body.
4.	RENT AND EXPENSES:
A.	Base Monthly Rent: On or before the first day of each month during this lease, Tenant will pay Landlord base monthly rent as described on attached Exhibit _____ or as follows:

from 5/1/2011 to 6/30/2011:	$00.00
from 7/1/2011 to 4/30/2013:	$7,412.25
from 5/1/2013 to 4/30/2014:	$7,824.04
from 5/1/2014 to 4/30/2015:	$8,235.83
from 5/1/2015 to 10/31/2016:	$8,647.63
B.	First Full Month’s Rent: The first full base monthly rent is due on or before Lease Execution.

C.
Prorated Rent: If the Commencement Date is on a day other than the first day of a month, Tenant will pay Landlord as prorated rent, an amount equal to the base monthly rent multiplied by the following fraction: the number of days from the Commencement Date to the first day of the following month divided by the number of days in the month in which this lease commences. The prorated rent is due on or before the Commencement Date.

D.	Additional Rent: In addition to the base monthly rent and prorated rent, Tenant will pay Landlord all other amounts, as provided by the attached (Check all that apply.):
☑	(1)	Commercial Expense Reimbursement Addendum

☐	(2)	Commercial Percentage Rent Addendum

☐	(3)	Commercial Parking Addendum

☑	(4)
All amounts payable under the applicable addenda are deemed to be “rent” for the purposes of this lease.
E.	Place of Payment: Tenant will remit all amounts due Landlord under this lease to the following person at the place stated or to such other person or place as Landlord may later designate in writing:

Name:	Chow Family, LLC c/o Sunwest Real Estate Group
Address:	P. O. Box 803289
Dallas, TX 75380

(TAR-2101) 6-7-02	Initialed for Identification by Tenants: _____, _____, and Landlord: _____, _____	Page 3 of 15
Produced by Realty One Software, P.O. Box 2489, Amarillo, TX 79105, (806) 342-0217

Commercial Lease concerning: 3301 Airport Freeway
F.
Method of Payment: Tenant must pay all rent timely without demand, deduction, or offset, except as permitted by law or this lease. If Tenant fails to timely pay any amounts due under this lease or if any check of Tenant is returned to Landlord by the institution on which it was drawn, Landlord after providing written notice to Tenant may require Tenant to pay subsequent amounts that become due under this lease in certified funds. This paragraph does not limit Landlord from seeking other remedies under this Lease for Tenant’s failure to make timely payments with good funds.

G.
Late Charges: If Landlord does not actually receive a rent payment at the designated place of payment within 5 days after the date it is due, Tenant will pay Landlord a late charge equal to 5% of the amount due. In this paragraph, the mailbox is not the agent for receipt for Landlord. The late charge is a cost associated with the collection of rent and Landlord’s acceptance of a late charge does not waive Landlord’s right to exercise remedies under Paragraph 20.

H.
Returned Checks: Tenant will pay $25.00 (not to exceed $25) for each check Tenant tenders to Landlord which is returned by the institution on which it is drawn for any reason, plus any late charges until Landlord receives payment.

5.	SECURITY DEPOSIT:
A.	Upon execution of this lease, Tenant will pay $8,647.63 to Landlord as a security deposit.
B.
Landlord may apply the security deposit to any amounts owed by Tenant under this lease. If Landlord applies any part of the security deposit during any time this lease is in effect to amounts owed by Tenant, Tenant must, within 10 days after receipt of notice from Landlord, restore the security deposit to the amount stated.

C.
After Tenant surrenders the leased premises to Landlord and provides Landlord written notice of Tenant’s forwarding address, Landlord will, not later than the time required by §93.005, Texas Property Code, refund the security deposit less any amounts applied toward amounts owed by Tenant or other charges authorized by this lease. The parties agree that Landlord acts in good faith if Landlord accounts for the security deposit within the time stated.

6.	TAXES: Unless otherwise agreed by the parties, Landlord will pay all real property ad valorem taxes assessed against the leased premises.

7.	UTILITIES:
A.	The party designated below will pay for the following utility charges to the leased premises and any connection charges for the utilities. (Check all that apply.)

	N/A	Landlord	Tenant
(1) Water	☐	☐	☐
(2) Sewer	☐	☐	☐
(3) Electric	☐	☐	☐
(4) Gas	☐	☐	☐
(5) Telephone	☐	☐	☐
(6) Trash	☐	☑	☐
(7) Cable	☐	☐	☐
(8)	☐	☐	☐
(9) All other utilities	☐	☐	☐

(TAR-2101) 6-7-02	Initialed for Identification by Tenants: _____, _____, and Landlord: _____, _____	Page 4 of 15
Produced by Realty One Software, P.O. Box 2489, Amarillo, TX 79105, (806) 342-0217

Commercial Lease concerning: 3301 Airport Freeway
B.
The party responsible for the charges under Paragraph 7A will pay the charges directly to the utility service provider. The responsible party may select the utility service provider except that if Tenant selects the provider any access or alterations to the Property or leased premises necessary for the utilities may be made only with Landlord’s prior consent, which Landlord will not unreasonably withhold. If Landlord incurs any liability for utility or connection charges for which Tenant is responsible to pay and Landlord pays such amount, Tenant will immediately upon written notice from Landlord reimburse Landlord such amount.

C.	Notice: Tenant should determine if all necessary utilities are available to the leased premises and are adequate for Tenant’s intended use.
D.	After-Hours HVAC Charges: “HVAC services” means the utility expenses to heat and cool the leased premises. (Check one box only.)
☐	(1) Landlord is obligated to provide the HVAC services to the leased premises only during the Property’s operating hours specified under Paragraph 9C.
☑
(2) Landlord will provide the HVAC services to the leased premises during the operating hours specified under Paragraph 9C for no additional charge and will, at Tenant’s request, provide HVAC services to the leased premises during other hours for an additional charge of $75.00 per hour. Tenant will pay Landlord the charges under this paragraph immediately upon receipt of Landlord’s invoice. Hourly charges are charged on a half-hour basis. Any partial hour will be rounded up to the next half hour. Tenant will comply with Landlord’s procedures to make a request to provide the additional HVAC services under this paragraph.

☐	(3) Tenant will pay for the HVAC services under this lease.
8.	INSURANCE:
A.	During all times this lease is in effect, Tenant must, at Tenant’s expense, maintain in full force and effect from an insurer authorized to operate in Texas:
(1)	public liability insurance in an amount not less than $1,000,000.00 on an occurrence basis naming Landlord as an additional insured; and

(2)	personal property damage insurance for Tenant’s business operations and contents on the leased premises in an amount sufficient to replace such contents after a casualty loss.
B.
Before the Commencement Date, Tenant must provide Landlord with a copy of the insurance certificates evidencing the required coverage. If the insurance coverage changes in any manner or degree at any time this lease is in effect, Tenant must, not later than 10 days after the change, provide Landlord a copy of an insurance certificate evidencing the change.

C.	If Tenant fails to maintain the required insurance in full force and effect at all times this lease is in effect, Landlord may:
(1)	purchase insurance that will provide Landlord the same coverage as the required insurance and Tenant must immediately reimburse Landlord for such expense; or

(2)	exercise Landlord’s remedies under Paragraph 20.
D.
Unless the parties agree otherwise, Landlord will, at Landlord’s expense, maintain in full force and effect insurance for fire and extended coverage in an amount to cover the reasonable replacement cost of the improvements of the Property and public liability insurance in an amount that Landlord determines reasonable and appropriate.

(TAR-2101) 6-7-02	Initialed for Identification by Tenants: _____, _____, and Landlord: _____, _____	Page 5 of 15
Produced by Realty One Software, P.O. Box 2489, Amarillo, TX 79105, (806) 342-0217

Commercial Lease concerning: 3301 Airport Freeway
E.
If there is an increase in Landlord’s insurance premiums for the leased premises or Property or its contents that is caused by Tenant, Tenant’s use of the leased premises, or any improvements made by or for Tenant, Tenant will, for each year this lease is in effect, pay Landlord the increase immediately after Landlord notifies Tenant of the increase. Any charge to Tenant under this Paragraph 8D will be equal to the actual amount of the increase in Landlord’s insurance premium.

9.	USE AND HOURS:
A.
Tenant may use the leased premises for the following purpose and no other: General Office use, data storage, including without limitation operation of data servers, customer service call handling and other uses incidental or related to such uses.

B.
Unless otherwise specified in this lease, Tenant will operate and conduct its business in the leased premises during business hours that are typical of the industry in which Tenant represents it operates.

C.
The Property maintains operating hours of (specify hours, days of week, and if inclusive or exclusive of weekends and holidays): 7 a.m — 7 p.m Monday thru Friday Saturday 8 a.m — 1 p.m; provided that the supplemental A/C unit for the data room may run 24 hours a day.

10.	LEGAL COMPLIANCE:
A.	Tenant may not use or permit any part of the leased premises to be used for:
(1)	any activity which is a nuisance or is offensive, noisy, or dangerous;

(2)	any activity that interferes with any other tenant’s normal business operations or Landlord’s management of the Property;

(3)
any activity that violates any applicable law, regulation, zoning ordinance, restrictive covenant, governmental order, owners’ association rules, tenants’ association rules, Landlord’s rules or regulations, or this lease;

(4)	any hazardous activity that would require any insurance premium on the Property or leased premises to increase or that would void any such insurance;

(5)
any activity that violates any applicable federal, state, or local law, including but not limited to those laws related to air quality, water quality, hazardous materials, wastewater, waste disposal, air emissions, or other environmental matters;

(6)	the permanent or temporary storage of any hazardous material; or
(7)

B.
“Hazardous material” means any pollutant, toxic substance, hazardous waste, hazardous material, hazardous substance, solvent, or oil as defined by any federal, state, or local environmental law, regulation, ordinance, or rule existing as of the date of this lease or later enacted.

C.
Landlord does not represent or warrant that the leased premises or Property conform to applicable restrictions, zoning ordinances, setback lines, parking requirements, impervious ground cover ratio requirements, and other matters that may relate to Tenant’s intended use. ~~Tenant must satisfy itself that the leased premises may be used as Tenant intends by independently investigating all matters related to the use of the leased premises or Property. Tenant agrees that it is not relying on any warranty or representation made by Landlord, Landlord’s agent, or any broker concerning the use of the leased premises or Property.~~

(TAR-2101) 6-7-02	Initialed for Identification by Tenants: _____, _____, and Landlord: _____, _____	Page 6 of 15
Produced by Realty One Software, P.O. Box 2489, Amarillo, TX 79105, (806) 342-0217

Commercial Lease concerning: 3301 Airport Freeway
11.	SIGNS:
A.
Tenant may not post or paint any signs at, on, or about the leased premises or Property without Landlord’s written consent. Landlord may remove any unauthorized sign, and Tenant will promptly reimburse Landlord for its cost to remove any unauthorized sign.

B.
Any authorized sign must comply with all laws, restrictions, zoning ordinances, and any governmental order relating to signs on the leased premises or Property. Landlord may temporarily remove any authorized sign to complete repairs or alterations to the leased premises or the Property.

C.
By providing written notice to Tenant before this lease ends, Landlord may require Tenant, upon move-out and at Tenant’s expense, to remove, without damage to the Property or leased premises, any or all signs that were placed on the Property or leased premises by or at the request of Tenant. Any signs that Landlord does not require Tenant to remove and that are fixtures, become the property of the Landlord and must be surrendered to Landlord at the time this lease ends.

12.	ACCESS BY LANDLORD:
A.
During Tenant’s normal business hours Landlord may enter the leased premises for any reasonable purpose, including but not limited to purposes for repairs, maintenance, alterations, and showing the leased premises to prospective tenants or purchasers. Landlord may access the leased premises after Tenant’s normal business hours if: (1) entry is made with Tenant’s permission; or (2) entry is necessary to complete emergency repairs. Landlord will not unreasonably interfere with Tenant’s business operations when accessing the leased premises.

B.	During the last 30 days of this lease, Landlord may place a “For Lease” or similarly worded sign in the leased premises.
13.
MOVE-IN CONDITION: Tenant has inspected the leased premises and accepts it in its present (as-is) condition unless expressly noted otherwise in this lease. Landlord and any agent have made no express or implied warranties as to the condition ~~or permitted use~~ of the leased premises or Property.

14.	MOVE-OUT CONDITION AND FORFEITURE OF TENANT’S PERSONAL PROPERTY:
A.
At the time this lease ends, Tenant will surrender the leased premises in the same condition as when received, except for normal wear and tear. Tenant will leave the leased premises in a clean condition free of all trash, debris, personal property, hazardous materials, and environmental contaminants.

B.
If Tenant leaves any personal property in the leased premises after Tenant surrenders possession of the leased premises, Landlord may: (1) require Tenant, at Tenant’s expense, to remove the personal property by providing written notice to Tenant; or (2) retain such personal property as forfeited property to Landlord.

C.
“Surrender” means vacating the leased premises and returning all keys and access devices to Landlord. “Normal wear and tear” means deterioration that occurs without negligence, carelessness, accident, or abuse.

D.
By providing written notice to Tenant before this lease ends, Landlord may require Tenant, upon move-out and at Tenant’s expense, to remove, without damage to the Property or leased premises, any or all fixtures that were placed on the Property or leased premises by or at the request of Tenant. Any fixtures that Landlord does not require Tenant to remove become the property of the Landlord and must be surrendered to Landlord at the time this lease ends.

(TAR-2101) 6-7-02	Initialed for Identification by Tenants: _____, _____, and Landlord: _____, _____	Page 7 of 15
Produced by Realty One Software, P.O. Box 2489, Amarillo, TX 79105, (806) 342-0217

Commercial Lease concerning: 3301 Airport Freeway
15.	MAINTENANCE AND REPAIRS:
A.
Cleaning: Tenant must keep the leased premises clean and sanitary and promptly dispose of all garbage in appropriate receptacles. ☑ Landlord ☐ Tenant will provide, at its expense, janitorial services to the leased premises that are customary and ordinary for the Property type.

B.
Repairs of Conditions Caused by a Party: Each party must promptly repair a condition in need of repair that is caused, either intentionally or negligently, by that party or that party’s guests, patrons, invitees, contractors or permitted subtenants.

C.
Repair and Maintenance Responsibility: Except as provided by Paragraph 15B, the party designated below, at its expense, is responsible to maintain and repair the following specified items in the leased premises. The specified items must be maintained in clean and good operable condition. If a governmental regulation or order requires a modification to any of the specified items, the party designated to maintain the item must complete and pay the expense of the modification. The specified items include and relate only to real property in the leased premises. Tenant is responsible for the repair and maintenance of its personal property. (Check all that apply.)

	N/A	Landlord	Tenant
(1) Foundation, exterior walls, roof, and other structural components	☐	☑	☐
(2) Glass and windows	☐	☑	☐
(3) Fire protection equipment and fire sprinkler systems	☐	☑	☐
(4) Exterior & overhead doors, including closure devices, molding, locks, and hardware	☐	☑	☐
(5) Grounds maintenance, including landscaping and ground sprinklers	☐	☑	☐
(6) Interior doors, including closure devices, frames, molding, locks, and hardware	☐	☑	☐
(7) Parking areas and walks	☐	☑	☐
(8) Plumbing systems, drainage systems, electrical systems, ballast and lamp replacement, and mechanical systems, except those specifically designated otherwise	☐	☑	☐
(9) Heating Ventilation and Air Conditioning (HVAC) systems	☐	☑	☐
(10) Signs and lighting:	☐	☑	☐
(a) Pylon	☐	☑	☐
(b) Facia	☐	☑	☐
(c) Monument	☐	☑	☐
(d) Door/Suite	☐	☑	☐
(11) Extermination and pest control, excluding wood-destroying insects	☐	☑	☐
(12) Storage yards and storage buildings	☐	☑	☐
(13) Wood-destroying insect treatment and repairs	☐	☑	☐
(14) Cranes and related systems	☐	☑	☐
(15) FilesAnywhere Building Signage	☐	☐	☑
(16) N/A	☑	☐	☐
(17) All other items and systems.	☐	☑	☐
D.	Repair Persons: Repairs must be completed by trained, qualified, and insured repair persons.

(TAR-2101) 6-7-02	Initialed for Identification by Tenants: _____, _____, and Landlord: _____, _____	Page 8 of 15
Produced by Realty One Software, P.O. Box 2489, Amarillo, TX 79105, (806) 342-0217

Commercial Lease concerning: 3301 Airport Freeway
E.
HVAC Service Contract: If Tenant maintains the HVAC system under Paragraph 15C(9), Tenant ☐ is ☑ is not required to maintain, at its expense, a regularly scheduled maintenance and service contract for the HVAC system. The maintenance and service contract must be purchased from a HVAC maintenance company that regularly provides such contracts to similar properties. If Tenant fails to maintain a required HVAC maintenance and service contract in effect at all times during this lease, Landlord may do so and charge Tenant the expense of such a maintenance and service contract or exercise Landlord’s remedies under Paragraph 20.

F.
Common Areas: Landlord will maintain any common areas in the Property in a manner as Landlord determines to be in the best interest of the Property. Landlord will maintain any elevator and signs in the common area. Landlord may change the size, dimension, and location of any common areas, provided that such change does not materially impair Tenant’s use and access to the leased premises. Tenant has the non-exclusive license to use the common areas in compliance with Landlord’s rules and restrictions. Tenant may not solicit any business in the common areas or interfere with any other person’s right to use the common areas. This paragraph does not apply if Paragraph 2A(2) applies.

G.	Notice of Repairs: Tenant must promptly notify Landlord of any item that is in need of repair and that is Landlord’s responsibility to repair. All requests for repairs to Landlord must be in writing.
H.
Failure to Repair: Landlord must make a repair for which Landlord is responsible within a reasonable period of time after Tenant provides Landlord written notice of the needed repair. If Tenant fails to repair or maintain an item for which Tenant is responsible within 10 days after Landlord provides Tenant written notice of the needed repair or maintenance, Landlord may: (1) repair or maintain the item, without liability for any damage or loss to Tenant, and Tenant must immediately reimburse Landlord for the cost to repair or maintain; or (2) exercise Landlord’s remedies under Paragraph 20.

16.	ALTERATIONS:
A.
Tenant may not alter, improve, or add to the Property or the leased premises without Landlord’s written consent. Landlord will not unreasonably withhold consent for the Tenant to make reasonable non-structural alterations, modifications, or improvements to the leased premises.

B.
Tenant may not alter any locks or any security devices on the Property or the leased premises without Landlord’s consent. If Landlord authorizes the changing, addition, or rekeying of any locks or other security devices, Tenant must immediately deliver the new keys and access devices to Landlord.

C.
If a governmental order requires alteration or modification to the leased premises, the party obligated to maintain and repair the item to be modified or altered as designated in Paragraph 15 will, at its expense, modify or alter the item in compliance with the order.

D.
Any alterations, improvements, fixtures or additions to the Property or leased premises installed by either party during the term of this lease will become Landlord’s property and must be surrendered to Landlord at the time this lease ends, except for those fixtures Landlord requires Tenant to remove under Paragraph 11 or 14 or if the parties agree otherwise in writing.

17.
LIENS: Tenant may not do anything that will cause the title of the Property or leased premises to be encumbered in any way. If Tenant causes a lien to be filed against the Property or leased premises, Tenant will within 20 days after receipt of Landlord’s demand: (1) pay the lien and have the lien released of record; or (2) take action to discharge the lien. Tenant will provide Landlord a copy of any release Tenant obtains pursuant to this paragraph.

(TAR-2101) 6-7-02	Initialed for Identification by Tenants: _____, _____, and Landlord: _____, _____	Page 9 of 15
Produced by Realty One Software, P.O. Box 2489, Amarillo, TX 79105, (806) 342-0217

Commercial Lease concerning: 3301 Airport Freeway
18.
LIABILITY: To the extent permitted by law, Landlord is NOT responsible to Tenant or Tenant’s employees, patrons, guests, or invitees for any damages, injuries, or losses to person or property caused by:

A.	an act, omission, or neglect of: Tenant; Tenant’s agent; Tenant’s guest; Tenant’s employees; Tenant’s patrons; Tenant’s invitees; or any other tenant on the Property;
B.
fire, flood, water leaks, ice, snow, hail, winds, explosion, smoke, riot, strike, interruption of utilities, theft, burglary, robbery, assault, vandalism, other persons, environmental contaminants, or other occurrences or casualty losses.

19.
INDEMNITY: Each party will indemnify and hold the other party harmless from any property damage, personal injury, suits, actions, liabilities, damages, cost of repairs or service to the leased premises or Property, or any other loss caused, negligently or otherwise, by that party or that party’s employees, patrons, guests, or invitees.

20.	DEFAULT:
A.
If Landlord fails to comply with this lease within 30 days after Tenant notifies Landlord of Landlord’s failure to comply, Landlord will be in default and Tenant may seek any remedy provided by law. If, however, Landlord’s non-compliance reasonably requires more than 30 days to cure, Landlord will not be in default if the cure is commenced within the 30-day period and is diligently pursued.

B.
If Landlord does not actually receive at the place designated for payment any rent due under this lease within 5 days after it is due, Tenant will be in default. If Tenant fails to comply with this lease for any other reason within 10 days after Landlord notifies Tenant of its failure to comply, Tenant will be in default.

C.
If Tenant is in default, Landlord may: (i) terminate Tenant’s right to occupy the leased premises by providing Tenant with at least 3 days written notice; and (ii) accelerate all rents which are payable during the remainder of this lease or any renewal period without notice or demand. Landlord will attempt to mitigate any damage or loss caused by Tenant’s breach by using commercially reasonable means. If Tenant is in default, Tenant will be liable for:

(1)	any lost rent;

(2)	Landlord’s cost of reletting the leased premises, including brokerage fees, advertising fees, and other fees necessary to relet the leased premises;

(3)	repairs to the leased premises for use beyond normal wear and tear;

(4)	all Landlord’s costs associated with eviction of Tenant, such as attorney’s fees, court costs, and prejudgment interest;

(5)	all Landlord’s costs associated with collection of rent such as collection fees, late charges, and returned check charges;

(6)	cost of removing any of Tenant’s equipment or fixtures left on the leased premises or Property;

(7)
cost to remove any trash, debris, personal property, hazardous materials, or environmental contaminants left by Tenant or Tenant’s employees, patrons, guests, or invitees in the leased premises or Property;

(9)	cost to replace any unreturned keys or access devices to the leased premises, parking areas, or Property;

(10)	any other recovery to which Landlord may be entitled under this lease or under law.
21.
ABANDONMENT, INTERRUPTION OF UTILTIES, REMOVAL OF PROPERTY, AND LOCKOUT: Chapter 93 of the Texas Property Code governs the rights and obligations of the parties with regard to: (a) abandonment of the leased premises; (b) interruption of utilities; (c) removal of Tenant’s property; and (d) “lock-out” of Tenant.

(TAR-2101) 6-7-02	Initialed for Identification by Tenants: _____, _____, and Landlord: _____, _____	Page 10 of 15
Produced by Realty One Software, P.O. Box 2489, Amarillo, TX 79105, (806) 342-0217

Commercial Lease concerning: 3301 Airport Freeway
22.
HOLDOVER: If Tenant fails to vacate the leased premises at the time this lease ends, Tenant will become a tenant-at-will and must vacate the leased premises immediately upon receipt of demand from Landlord. No holding over by Tenant, with or without the consent of Landlord, will extend this lease. Tenant will indemnify Landlord and any prospective tenants for any and all damages caused by the holdover. Rent for any holdover period will be 2 times the base monthly rent plus any additional rent calculated on a daily basis and will be immediately due and payable daily without notice or demand.

~~23.~~
~~LANDLORD’S LIEN AND SECURITY INTEREST: To secure Tenant’s performance under this lease, Tenant grants to Landlord a lien and security interest against all of Tenant’s nonexempt personal property that is in the leased premises or Property. This lease is a security agreement for the purposes of the Uniform Commercial Code. Landlord may file a copy of this lease as a financing statement.~~

24.
ASSIGNMENT AND SUBLETTING: Landlord may assign this lease to any subsequent owner of the Property. Tenant may not assign this lease or sublet any part of the leased premises without Landlord’s written consent. An assignment of this lease or subletting of the leased premises without Landlord’s written consent is voidable by Landlord. If Tenant assigns this lease or sublets any part of the leased premises, Tenant will remain liable for all of Tenant’s obligations under this lease regardless if the assignment or sublease is made with or without the consent of Landlord.

25.	RELOCATION:

☐	A.
By providing Tenant with not less than 90 days advanced written notice, Landlord may require Tenant to relocate to another location in the Property, provided that the other location is equal in size or larger than the leased premises then occupied by Tenant and contains similar leasehold improvements. Landlord will pay Tenant’s reasonable out-of-pocket moving expenses for moving to the other location. “Moving expenses” means reasonable expenses payable to professional movers, utility companies for connection and disconnection fees, wiring companies for connecting and disconnecting Tenant’s office equipment required by the relocation, and printing companies for reprinting Tenant’s stationary and business cards. A relocation of Tenant will not change or affect any other provision of this lease that is then in effect, including rent and reimbursement amounts, except that the description of the suite or unit number will automatically be amended.

☑	B.	Landlord may not require Tenant to relocate to another location in the Property without Tenant’s prior consent.
26.	SUBORDINATION:
A.	This lease and Tenant’s leasehold interest are and will be subject, subordinate, and inferior to:
(1)	any lien, encumbrance, or ground lease now or hereafter placed on the leased premises or the Property that Landlord authorizes;

(2)	all advances made under any such lien, encumbrance, or ground lease;

(3)	the interest payable on any such lien or encumbrance;

(4)	any and all renewals and extensions of any such lien, encumbrance, or ground lease;

(5)	any restrictive covenant affecting the leased premises or the Property; and

(6)	the rights of any owners’ association affecting the leased premises or Property.
B.
Tenant must, on demand, execute a subordination, attornment, and non-disturbance agreement that Landlord may request that Tenant execute, provided that such agreement is made on the condition that this lease and Tenant’s rights under this lease are recognized by the lien-holder.

(TAR-2101) 6-7-02	Initialed for Identification by Tenants: _____, _____, and Landlord: _____, _____	Page 11 of 15
Produced by Realty One Software, P.O. Box 2489, Amarillo, TX 79105, (806) 342-0217

Commercial Lease concerning: 3301 Airport Freeway
27.	ESTOPPEL CERTIFICATES: Within 10 days after receipt of a written request from Landlord, Tenant will execute and deliver to Landlord an estoppel certificate that identifies:
A.	any breach of the lease;

B.	the then current rent payment and rent schedule;

C.	the date the next rent payment is due;

D.	any advance rent payments;

E.	the amount of the security deposit;

F.	any claims for any offsets;

G.	the then current term of the lease;

H.	any renewal options;

I.	Tenant’s possession and acceptance of the leased premises and improvements;

J.	any ownership interest by Tenant; and

K.	any other information reasonably requested in the certificate.
28.	CASUALTY LOSS:
A.
Tenant must immediately notify Landlord of any casualty loss in the leased premises. Within 20 days after receipt of Tenant’s notice of a casualty loss, Landlord will notify Tenant if the leased premises are less than or more than 50% unusable, on a per square foot basis, and if Landlord can substantially restore the leased premises within 120 days after Tenant notifies Landlord of the casualty loss.

B.
If the leased premises are less than 50% unusable and Landlord can substantially restore the leased premises within 120 days after Tenant notifies Landlord of the casualty, Landlord will restore the leased premises to substantially the same condition as before the casualty. If Landlord fails to substantially restore within the time required, Tenant may terminate this lease.

C.
If the leased premises are more than 50% unusable and Landlord can substantially restore the leased premises within 120 days after Tenant notifies Landlord of the casualty, Landlord may: (1) terminate this lease; or (2) restore the leased premises to substantially the same condition as before the casualty. If Landlord chooses to restore and does not substantially restore the leased premises within the time required, Tenant may terminate this lease.

D.
If Landlord notifies Tenant that Landlord cannot substantially restore the leased premises within 120 days after Tenant notifies Landlord of the casualty loss, Landlord may: (1) choose not to restore and terminate this lease; or (2) choose to restore, notify Tenant of the estimated time to restore, and give Tenant the option to terminate this lease by notifying Landlord within 10 days.

E.
If this lease does not terminate because of a casualty loss, rent will be reduced from the date Tenant notifies Landlord of the casualty loss to the date the leased premises are substantially restored by an amount proportionate to the extent the leased premises are unusable.

29.
CONDEMNATION: If after a condemnation or purchase in lieu of condemnation the leased premises are totally unusable for the purposes stated in this lease, this lease will terminate. If after a condemnation or purchase in lieu of condemnation the leased premises or Property are partially unusable for the purposes of this lease, this lease will continue and rent will be reduced in an amount proportionate to the extent the leased premises are unusable. Any condemnation award or proceeds in lieu of condemnation are the property of Landlord and Tenant has no claim to such proceeds or award. Tenant may seek compensation from the condemning authority for its moving expenses and damages to Tenant’s personal property.

30.
ATTORNEY’S FEES: Any person who is a prevailing party in any legal proceeding brought under or related to the transaction described in this lease is entitled to recover prejudgment interest, reasonable attorney’s fees, and all other costs of litigation from the nonprevailing party.

(TAR-2101) 6-7-02	Initialed for Identification by Tenants: _____, _____, and Landlord: _____, _____	Page 12 of 15
Produced by Realty One Software, P.O. Box 2489, Amarillo, TX 79105, (806) 342-0217

Commercial Lease concerning: 3301 Airport Freeway
31.
REPRESENTATIONS: Tenant’s statements in this lease and any application for rental are material representations relied upon by Landlord. Each party signing this lease represents that he or she is of legal age to enter into a binding contract and is authorized to sign the lease. If Tenant makes any misrepresentation in this lease or in any application for rental, Tenant is in default. Landlord is not aware of any material defect on the Property that would affect the health and safety of an ordinary person or any environmental hazard on or affecting the Property that would affect the health or safety of an ordinary person, except:

.
32.	BROKERS:
A.	The brokers to this lease are:

Preston Commercial Group, Inc		Stephen Lamure

Cooperating Broker	License No.	Principal Broker	License No.

4826 Greenville Ave, suite 200, Dallas, TX 75206		3303 Lee Parkway, Suite 300, Dallas, TX

Address		Address

214-361-9898		214-941-9500	214-941-9502

Phone	Fax	Phone	Fax

sbeys@sbcglobal.net		slamure@dominuscommercial.com

E-mail		E-mail

Cooperating Broker represents Tenant.		Principal Broker: (Check only one box)
☑ represents Landlord only.
☐ represents Tenant only.
☐ is an intermediary between Landlord and Tenant.
B.	Fees:
☑	(1) Principal Broker’s fee will be paid according to: (Check only one box).
☑	(a) a separate written commission agreement between Principal Broker and:
☑ Landlord ☐ Tenant.
☐	(b) the attached Addendum for Broker’s Fee.
☑	(2) Cooperating Broker’s fee will be paid according to: (Check only one box).
☑	(a) a separate written commission agreement between Cooperating Broker and:
☐ Principal Broker ☑ Landlord ☐ Tenant.
☐	(b) the attached Addendum for Broker’s Fee.
33.
ADDENDA: Incorporated into this lease are the addenda, exhibits and other information marked in the Addenda and Exhibit section of the Table of Contents. If Landlord’s Rules and Regulations are made part of this lease, Tenant agrees to comply with the Rules and Regulations as Landlord may, at its discretion, amend from time to time.

(TAR-2101) 6-7-02	Initialed for Identification by Tenants: _____, _____, and Landlord: _____, _____	Page 13 of 15
Produced by Realty One Software, P.O. Box 2489, Amarillo, TX 79105, (806) 342-0217

Commercial Lease concerning: 3301 Airport Freeway
34.	NOTICES: All notices under this lease must be in writing and are effective when hand-delivered, sent by mail, or sent by facsimile transmission to:

Tenant at the leased premises,
and a copy to:	Robert Hart
	Address:	5424 Deloache Ave, Dallas, Texas 75220
	Phone:	214-378-5301	Fax:	214-696-3380

Landlord at:
Address:

	Phone:		Fax:

and a copy to:
Address:

	Phone:		Fax:

35.	SPECIAL PROVISIONS:
35.01 Landlord shall finish out the space per the attached floor plan at landlord’s cost. Any costs related to potential additional space leased by the Tenant under a future agreement or amendment to this lease will not no be paid pursuant to this lease.
35.02 Per the Expense Reimbursement Addendum, Tenant shall pay for it’s pro-rata share of the monthly electricity costs of the building, currently estimated at $1.74 per square foot.
35.03 The security deposit, as defined in section 5, shall be Returned to Tenant on the 26th month anniversary of the lease commencement provided that landlord has not received any rent payment late, defined as after the 5th of the month due.
35.04 The months of May and June of 2011 basic rent shall be abated.
35.05 Landlord Represents and warrants that it owns the leased premises, that the leased premises may be used by the Tenant for the purposes provided in paragraph 9A and to landlords knowledge no condition exists which may interfere with tenants quiet enjoyment of the leased premises.
35.06 Tenant shall be granted early possession prior to May 1, 2011 for move-in purposes.
35.07 This Lease must be fully executed by Landlord and returned to Tenant by Thursday, March 17, 2011 5:00 p.m. CDT.
36.	AGREEMENT OF PARTIES:
A.	Entire Agreement: This lease contains the entire agreement between Landlord and Tenant and may not be changed except by written agreement.

B.	Binding Effect: This lease is binding upon and inures to the benefit of the parties and their respective heirs, executors, administrators, successors, and permitted assigns.

C.
Joint and Several: All Tenants are jointly and severally liable for all provisions of this lease. Any act or notice to, or refund to, or signature of, any one or more of the Tenants regarding any term of this lease, its renewal, or its termination is binding on all Tenants.

D.	Controlling Law: The laws of the State of Texas govern the interpretation, performance, and enforcement of this lease.

(TAR-2101) 6-7-02	Initialed for Identification by Tenants: _____, _____, and Landlord: _____, _____	Page 14 of 15
Produced by Realty One Software, P.O. Box 2489, Amarillo, TX 79105, (806) 342-0217

Commercial Lease concerning: 3301 Airport Freeway
E.
Severable Clauses: If any clause in this lease is found invalid or unenforceable by a court of law, the remainder of this lease will not be affected and all other provisions of this lease will remain valid and enforceable.

F.
Waiver: Landlord’s delay, waiver, or non-enforcement of acceleration, contractual or statutory lien, rental due date, or any other right will not be deemed a waiver of any other or subsequent breach by Tenant or any other term in this lease.

G.	Quiet Enjoyment: Provided that Tenant is not in default of this lease, Landlord covenants that Tenant will enjoy possession and use of the leased premises free from material interference.

H.
Force Majeure: If Landlord’s performance of a term in this lease is delayed by strike, lock-out, shortage of material, governmental restriction, riot, flood, or any cause outside Landlord’s control, the time for Landlord’s performance will be abated until after the delay.

I.	Time: Time is of the essence. The parties require strict compliance with the times for performance.
Brokers are not qualified to render legal advice, property inspections, surveys, engineering studies, environmental assessments, tax advice, or compliance inspections. The parties should seek experts to render such services. READ THIS LEASE CAREFULLY. If you do not understand the effect of this Lease, consult your attorney BEFORE signing.

Officeware Corporation			Chow Family, LLC

Tenant			Landlord

By	/s/ Deborah A. Bastian	3/17/2011	By	/s/ Doris Chow	3/16/2011

		Date			Date

Printed Name			Printed Name

Title	VP, Chief Financial Officer		Title	Manager

Tenant			Landlord

By			By

		Date			Date

Printed Name			Printed Name

Title			Title

(TAR-2101) 6-7-02	Page 15 of 15
Produced by Realty One Software, P.O. Box 2489, Amarillo, TX 79105, (806) 342-0217

COMMERCIAL LEASE RIDER
THIS COMMERCIAL LEASE RIDER is attached to and constitutes a part of the Commercial Lease between Officeware Corporation, a Texas corporation (“Tenant”), and Chow Family LLC (“Landlord”) (together with all other exhibits and addenda, the “Lease”). In the event of any conflict between the terms of this Rider and the Lease, the terms of this Rider shall govern.
1.
Building Signage: Subject to the approval by the City of Bedford, Texas (the “Signage Requirements”), Tenant shall have the non-exclusive right, at Tenant’s sole cost and expense, to locate its company name and/or logo (“Tenant’s Building Signage”) on the exterior façade of the Building in accordance with the specifications attached as Exhibit A. Tenant shall, at Tenant’s sole cost and expense, maintain Tenant’s Building Signage in a first class condition and in compliance with all Signage Requirements. Tenant shall, at its risk and expense and at Landlord’s election, remove Tenant’s Building Signage and restore the Building to its condition immediately preceding Tenant’s installation of Tenant’s Building Signage within thirty (30) days following the occurrence of any of the following events: (1) the termination of Tenant’s right to possess the Premises in accordance with the terms of this Lease; (2) the final termination of this Lease; (3) the expiration of the Term as extended or renewed; or (4) the undersigned Tenant ceases to lease and occupy at least 9,000 rentable square feet in the Building. If Tenant fails to take any of the foregoing actions, Landlord may, without compensation to Tenant and at Tenant’s expense, remove Tenant’s Building Signage and perform the related restoration or repair work and dispose of Tenant’s Building Signage in a manner Landlord deems appropriate. The rights set forth in this paragraph are personal to Tenant and may not be assigned to any party including any sub-lessee. In addition, notwithstanding anything herein to the contrary, after the two (2) year anniversary of the Commencement Date of Lease, Landlord may terminate Tenant’s Building Signage right and require Tenant to remove Tenant’s Building Signage and restore the Building to its condition immediately preceding Tenant’s installation of Tenant’s Building Signage within sixty (60) days if Landlord desires to grant building signage rights to another tenant leasing at least 30,000 rentable square feet in the Building. Should Tenant fail to install Tenant’s Building Signage within 180 days following the commencement of this lease or remove Tenant’s Building Signage for a period of more than 30 days, Tenant’s Building Signage right shall be terminated. The actual electricity cost associated with Tenant’s Building Signage shall be a cost paid by Tenant.

2.
Paragraph 6 of the Lease shall be replaced with the following: Unless otherwise agreed by the parties, Landlord will pay all real property ad valorem taxes assessed against the leased premises. Landlord will use its best efforts to minimize all real property ad valorem taxes assessed against the leased premises.

3.
Paragraph 15, Section H. of the Lease shall be supplemented with the following: Landlord, in all cases will make repairs for which Landlord is responsible within 20 days after Tenant provides Landlord written notice of the needed repair.

4.
Paragraph 20, Section B. of the Lease shall be replaced with the following: If Landlord does not actually receive at the place designated for payment any rent due under this lease within 5 days after it is due, Landlord shall provide Tenant notice of the sums due. If any amount remains unpaid after 10 days following Landlord’s notice, Tenant will be in default. If Tenant fails to comply with this lease for any reason within 30 days after Landlord notifies Tenant of its failure to comply, Tenant will be in default.

5.	Paragraph 23 shall be struck in its entirety.

6.
The following shall be added to the end of Paragraph 24: Landlord’s consent shall not be unreasonably withheld. Notwithstanding anything in the foregoing, Tenant may transfer or assign all of its interest in this lease to the following types of entities without the written consent of Landlord: A) an affiliate of Tenant; B) any entity in which or with which Tenant or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as Tenant’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; or C) any entity acquiring all or substantially all of Tenant’s assets.

7.	The following shall be added to the end of Paragraph 35: 35.08 Tenant shall have access to the electrical closet on the first and third floor of the building during the term of the lease.
8.
The following shall be added to the end of Paragraph 35: This Lease and all Addendums may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile or electronic mail transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

LANDLORD:
CHOW FAMILY, LLC

By:	/s/ Doris Chow Doris Chow, Manager
TENANT:
OFFICEWARE CORPORATION

By:	/s/ Deborah A. Bastian

Printed Name:	Deborah A. Bastian

Title:	VP, Chief Financial Officer

Exhibit A
Preliminary renderings are attached.
Sign Details:
Signs Manufacturing (the current sign vendor) will provide a sign which letters are custom manufactured with aluminum backs and sides, and have translucent plastic faces. They will be illuminated with white LEDs inside them. It will require a dedicated 20Amp 120 Volt sign circuit run to the interior of the wall to which the sign is attached. This will require a certified General Electrical Contractor to provide the circuit, sign companies are only licensed to extend those circuits 6’. The sign would be controlled with a timer located at the power panel where the Electrical Contractor will be installing the dedicated sign circuit. The overall length of the display would be 24’-3” (based on a 3/8” scale from the image provided).